POWER OF ATTORNEY












TO:      Patrick B. Dorsey
         Tiffany & Co.
         727 Fifth Avenue
         New York New York 10022


KNOW ALL MEN BY THESE PRESENTS that I hereby constitute and appoint Patrick B. Dorsey my true and lawful attorney in fact and agent for me and in my place, name and stead, in any and all capacities to sign Forms 3, 4 and 5 with the Securities and Exchange Commission under the Securities Exchange Act of 1934.


                                            By:  /S/ William A. Shutzer
                                                ----------------------------
                                                     William A. Shutzer

                                            Date:    September 08, 2000

                                            Address: 727 Fifth Avenue
                                                     New York NY 10022